Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
PAA NATURAL GAS STORAGE, L.P.
     This Certificate of Limited Partnership, dated January 15, 2010, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
1. Name. The name of the limited partnership is “PAA Natural Gas Storage, L.P.”
2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
c/o Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
     The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
3. General Partner. The name and the business, residence or mailing address of the general partner are:
PNGS GP LLC
333 Clay Street, Suite 1600
Houston, Texas 77002
EXECUTED as of the date written first above.

PNGS GP LLC, its General Partner
By:	/s/ Ann F. Gullion
Name:	Ann F. Gullion
Authorized Person